Exhibit 99.1

REDSTART HOLDINGS CORP.

February 25, 2019

Via:        Federal Express; and

email:     info@abcosolar.com;

               codowd@abcosolar.com;

               codowd@bisolar.com

ABCO ENERGY, INC.

2100 N. Wilmot #211

Tucson, AZ 85712

ATTN:    Charles O'Dowd

               Chief Executive Officer

RE:     Account Number: CPG‐1689(P)

Mr. O’Dowd:

This letter serves as confirmation that RedStart Holdings Corp. (“RedStart”) has received payment in the amount of $106,144.92 from ABCO ENERGY, INC. (the “Company”) for the redemption of 73,000 shares of Series C Preferred Shares of the Company (the “Redeemed Preferred Shares”)(which were initially purchased from the Company on August 24, 2018 by Power Up Lending Group Ltd. and subsequent sold and transferred to Redstart).

I hereby enclose a stock certificate which represents the Redeemed Preferred Shares for cancellation.

Please contact me via email (redstartholdingscorp@gmail.com) with any questions. Thanks.

RedStart Holdings Corp.

/s/ Gregg Solomon

Gregg Solomon